Exhibit 23.6

Consent of Griffin Financial Group, LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Penseco Financial Services Corporation as Annex C to the Registration Statement on Form S-4 of Peoples Financial Services Corp. and related joint proxy statement/prospectus of Peoples Financial Services Corp. and Penseco Financial Services Corporation, as well as to the references to our firm and such opinion contained therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

/s/ Griffin Financial Group, LLC

Reading, Pennsylvania

August 12, 2013